UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

  Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55017	27-3729742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Block A, 9/F, Union Plaza, 5022 Binjiang Avenue, Futian District,

Shenzhen City, Guangdong Province, China

(address of principal executive offices) (zip code)

Tel: +86 (0)755-66803251

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OR LISTING.

On May 16, 2018, Moxian, Inc. (the “Registrant”) received notification from The Nasdaq Stock Market (“Nasdaq”) that the Registrant has regained compliance with the Nasdaq Listing Rule 5605(b)(1) requirement for continued listing on Nasdaq, and that this matter is now closed.

On April 19, 2018, the Registrant had received a letter from Nasdaq notifying the Registrant of the Nasdaq Staff’s determination that the Registrant no longer complied with Nasdaq’s independent director requirement as set forth in Listing Rule 5605 due to the resignation of Ms. Wang Ying Jie from the Board of Directors (the “Board”) of the Registrant, effective March 27, 2018.

Ms. Wang’s departure from the Board created a vacancy on the Board. And as a result, the Registrant was not in compliance with the requirements of Nasdaq Listing Rules 5605(b)(1), which requires that a majority of the board of directors of a company with Nasdaq-listed securities be composed of independent directors.

With the appointment of Mr. “Lionel” Choong Khuat Leok to the Board effective May 11, 2018, a majority of the Registrant’s Board is again composed of independent directors.

ITEM 8.01	Other Events.

The disclosure contained in Item 3.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: May 22, 2018	By:	/s/ Yin Yi Jun
		Name:	Yin Yi Jun
		Title:	Chief Executive Officer